Exhibit 21.1

Subsidiaries of Talk Visual Corporation

Jurisdiction
Of Incorporation           Name

----------------           ----------------------------------------------

California                 Sacramento Results, Inc.

Ontario, Canada            The Ontario International Property Corporation

Florida                    Visual Express Corporation

Florida                    Videocall Miami, Inc.

Florida                    Talk Visual Retail Acquisitions, Inc.

New York                   Mundo Express of New York, Ltd.